As filed with the Securities and Exchange Commission on March 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0698303
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

EnerNOC, Inc.

One Marina Park Drive, Suite 400

Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

World Energy Solutions, Inc. 2006 Stock Incentive Plan

(Full Title of the Plan)

Timothy G. Healy

Chief Executive Officer

EnerNOC, Inc.

One Marina Park Drive, Suite 400

Boston, Massachusetts 02210

(Name and Address of Agent for Service)

(617) 224-9900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, under the World Energy Solutions, Inc. 2006 Stock Incentive Plan	78,413(2)	$10.99(4)	$861,741.61(4)	$100.14(4)
Common Stock, par value $0.001 per share, under the World Energy Solutions, Inc. 2006 Stock Incentive Plan	94,517(3)	$14.20(5)	$1,342,141.40(5)	$155.96(5)
TOTAL	172,930	—	$2,203,883.01	$256.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the World Energy Solutions, Inc. 2006 Stock Incentive Plan (the “World Energy Plan”).
(2)	Represents 78,413 shares of Common Stock issuable pursuant to outstanding stock options under the World Energy Plan assumed pursuant to the merger by and among World Energy Solutions, Inc., EnerNOC, Inc. and Wolf Merger Sub Corporation. For more details, please see the explanatory note following this page.
(3)	Represents 94,517 shares of Common Stock reserved for issuance under the World Energy Plan but not currently subject to any outstanding awards. For more details, please see the explanatory note following this page.
(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, based on the basis of the weighted average exercise price of the outstanding stock options under the World Energy Plan assumed pursuant to the merger by and among World Energy Solutions, Inc., EnerNOC, Inc. and Wolf Merger Sub Corporation.
(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average high and low sales prices per share of the Common Stock as reported on The NASDAQ Global Select Market on February 27, 2015.

EXPLANATORY NOTE

EnerNOC, Inc. (“EnerNOC” or the “Registrant”) is filing this Registration Statement on Form S-8 with respect to up to 172,930 of its shares of common stock, par value $0.001 per share (“Common Stock”), issuable in connection with the World Energy Solutions, Inc. 2006 Stock Incentive Plan (the “World Energy Plan”).

Pursuant to the Agreement and Plan of Merger, dated as of November 4, 2014 (the “Merger Agreement”), by and among World Energy Solutions, Inc. (“World Energy”), EnerNOC and Wolf Merger Sub Corporation (“Merger Sub”), World Energy merged with and into Merger Sub, a wholly-owned subsidiary of EnerNOC, on January 5, 2015 (the “Effective Time”). In accordance with the Merger Agreement, at the Effective Time, EnerNOC assumed each outstanding option to purchase shares of World Energy common stock granted under the World Energy Plan that was either (i) unvested at the Effective Time or (ii) vested at the Effective Time but with an exercise price that was greater than the Merger Consideration (as defined in the Merger Agreement) (the “Options”). As a result of this assumption, at the Effective Time, the Options were converted into options to purchase shares of Common Stock. EnerNOC also may issue future equity or equity-based awards under the World Energy Plan to employees who (a) were employees of World Energy prior to the Effective Time or (b) were hired by EnerNOC or any of its subsidiaries (including World Energy) after the Effective Time.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 7, 2014;

(b)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to March 7, 2014; and

(c) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on May 16, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 14 “Indemnification of Directors and Officers” of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140632).

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1(1)	Amended and Restated Certificate of Incorporation

Exhibit 4.2(2)	Amended and Restated Bylaws

Exhibit 4.3(3)	Specimen certificate representing the Common Stock

Exhibit 5.1	Opinion of Cooley LLP

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	World Energy Solutions, Inc. 2006 Stock Incentive Plan

(1)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 3, 2007 (File No. 333-140632), as amended.
(2)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 12, 2014 (File No. 001-33471).
(3)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 3, 2007 (File No. 333-140632), as amended.

Item 9. Undertakings.

1.	Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on March 3, 2015.

ENERNOC, INC.

By:	/s/ Timothy G. Healy
Timothy G. Healy
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of EnerNOC, Inc. (the “Company”), hereby severally constitute and appoint Timothy G. Healy, David B. Brewster and Matthew J. Cushing, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 3, 2015:

Signature	Title(s)

/s/ Timothy G. Healy Timothy G. Healy	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

/s/ Neil Moses Neil Moses	Chief Operating Officer and Chief Financial Officer (principal financial officer and accounting officer)

/s/ David B. Brewster David B. Brewster	President and Director

/s/ James P. Baum James P. Baum	Director

/s/ Arthur Coviello Arthur Coviello	Director

/s/ Richard Dieter Richard Dieter	Director

/s/ TJ Glauthier TJ Glauthier	Director

/s/ Peter Gyenes Peter Gyenes	Director

/s/ Kirk Arnold Kirk Arnold	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1(1)	Amended and Restated Certificate of Incorporation

Exhibit 4.2(2)	Amended and Restated Bylaws

Exhibit 4.3(3)	Specimen certificate representing the Common Stock

Exhibit 5.1	Opinion of Cooley LLP

Exhibit 23.1	Consent of Ernst & Young LLP

Exhibit 23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	World Energy Solutions, Inc. 2006 Stock Incentive Plan

(1)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 3, 2007 (File No. 333-140632), as amended.
(2)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 12, 2014 (File No. 001-33471).
(3)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 3, 2007 (File No. 333-140632), as amended.